UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

GenCorp Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

P.O. Box 537012
Sacramento, CA 95853-7012
Terry L. Hall
Chairman of the Board,
President and Chief Executive Officer
March 17, 2006
Dear Fellow Shareholder,
     At GenCorp’s March 31, 2006 Annual Meeting of Shareholders, you will be asked to elect three directors. Your Board has nominated the following highly qualified individuals – R. Franklin Balotti, J. Gary Cooper and Steven G. Rothmeier – who share the Board’s commitment to the diligent pursuit of shareholder value.
     At the same time, Pirate Capital LLC, a dissident shareholder, has proposed a slate of three hand-picked nominees in opposition to the slate nominated by your Board of Directors. You should be aware that we have met several times with Pirate to better understand their concerns. Pirate has never suggested any specific plan to maximize shareholder value and has acknowledged that it does not have one. We are convinced that the strategy your Company is pursuing is in the best interests of all GenCorp shareholders and that Pirate’s instigation of a costly and divisive proxy contest is inconsistent with shareholders’ interests. To protect your investment, we urge you to sign, date and return the enclosed WHITE proxy card today.
YOUR BOARD HAS A PROVEN TRACK RECORD OF ENHANCING
SHAREHOLDER VALUE
     GenCorp’s strategy has focused on enhancing shareholder value by:
•	Positioning Aerojet, our aerospace and defense business, as a mission-critical supplier of propulsion products. Going forward, Aerojet is in a strong competitive position to participate in high priority defense programs and NASA’s Space Exploration Initiative for both manned and unmanned missions. Aerojet’s 2005 revenues have more than doubled since 2002. Aerojet’s solid existing business base will generate predictable future profits and positive cash flow to support the ongoing environmental remediation of our Sacramento land;

•	Unlocking the value of the Company’s substantial real estate assets in the metropolitan Sacramento market, including the remediation and release of environmental restrictions on our property and the ongoing and complex entitlement process with respect to approximately ten square miles of real estate holdings;

•	Resolving legacy liabilities, including final disposition of over 1,600 toxic tort cases at a net cost of $2 million and settling a retirement medical benefits case covering more than 1,700 retirees; and

•	Divesting non-core businesses.

     In addition, as announced on January 17, 2006, we are exploring a possible joint venture with one or more residential builders regarding our 2,700 acre planned Rio Del Oro development, with anticipated entitlement in the next 12 to 15 months.
     As a result of these efforts, GenCorp is a stronger company with less risk and uncertainty from legacy liabilities. We are now focused on just two business segments, aerospace/defense and real estate, both of which we believe are poised for continued success. While there is still work left to do, we have made solid progress, as evidenced by the fact that GenCorp’s stock price has more than tripled over the last three years.
GENCORP’S BOARD IS EXPERIENCED AND INDEPENDENT
     Your Board is comprised of seasoned executives, who are respected, proven business leaders with extensive and relevant experience unmatched by Pirate’s candidates. As executives of their own firms and as independent directors of GenCorp, the members of your Board have a proven record of success. We believe the Board’s nominees possess critical industry and business experience:
•	Frank Balotti is a nationally recognized expert in corporate governance and shareholder rights issues;

•	General Cooper is an experienced military and business leader with significant defense industry knowledge; and

•	Steve Rothmeier is an expert in the aerospace and defense business, having previously served as CEO of Northwest Airlines and as the non-executive chairman of ATK, a major manufacturer of solid rocket propulsion systems.
     In sharp contrast, Pirate’s nominees have no indicated experience in the management of public companies; no indicated experience serving on public company’s boards and no apparent expertise in corporate governance matters. One of them, Mr. Lorber, a Pirate Capital employee, is 27 years old.
YOUR BOARD HAS DEMONSTRATED ITS UNWAVERING COMMITMENT TO
STRONG CORPORATE GOVERNANCE
     We are committed to good corporate governance and shareholder representation:
•	We appointed as lead director James J. Didion, who previously served as CEO and Chairman of CB Richard Ellis Group, Inc., a publicly traded FORTUNE 1000 commercial real estate firm, and who is currently an independent real estate investor and consultant;

•	We elected Timothy A. Wicks, a veteran business leader with extensive background in financial services, manufacturing and health care, as a Board and audit committee member;

•	We elected Frank Balotti, one of the country’s foremost experts on, and proponents of, corporate governance, to the Board;

•	We granted Board observer rights to shareholder Steel Partners;

•	We tied senior management compensation to the success of the business; and

•	We committed that, if a majority of our outstanding shares vote in favor of the non-binding proposal to declassify the Board at this year’s Annual Meeting, we will propose a binding resolution at next year’s annual meeting for the same purpose.

YOUR VOTE IS IMPORTANT—PROTECT YOUR INVESTMENT
SUPPORT YOUR BOARD’S NOMINEES
     We believe your Board’s nominees are crucial to the continued execution of GenCorp’s strategy. We are confident that your Board of Directors and management have the knowledge and expertise to help GenCorp realize its full potential. We urge you to sign, date and return the enclosed WHITE proxy card today.
     On behalf of your Board of Directors, thank you for your continued support.
Terry Hall
Chairman

Time is short. Your vote is extremely important – no matter how many or how few shares you own.
Remember, you may be able to vote by telephone or by the Internet—simply follow the easy instructions on the enclosed WHITE proxy card. To vote your shares, please sign, date and return the enclosed WHITE proxy card TODAY in the postage-paid envelope provided. Please also note that, even if you have previously returned a green proxy card in error, you have every legal right to change your vote – only your latest-dated proxy counts.
IF YOU HAVE ANY QUESTIONS ABOUT VOTING OR NEED ADDITIONAL ASSISTANCE,
PLEASE CONTACT THE FIRM ASSISTING US IN THE SOLICITATION OF PROXIES:
INNISFREE M&A INCORPORATED
TOLL FREE AT 1-888-750-5834.

News Release
For Immediate Release
GenCorp Mails Letter to Shareholders
SACRAMENTO, Calif. – March 17, 2006 – GenCorp Inc. (NYSE: GY) announced that today it mailed the following letter to its shareholders:
March 17, 2006
Dear Fellow Shareholder,
     At GenCorp’s March 31, 2006 Annual Meeting of Shareholders, you will be asked to elect three directors. Your Board has nominated the following highly qualified individuals – R. Franklin Balotti, J. Gary Cooper and Steven G. Rothmeier – who share the Board’s commitment to the diligent pursuit of shareholder value.
     At the same time, Pirate Capital LLC, a dissident shareholder, has proposed a slate of three hand-picked nominees in opposition to the slate nominated by your Board of Directors. You should be aware that we have met several times with Pirate to better understand their concerns. Pirate has never suggested any specific plan to maximize shareholder value and has acknowledged that it does not have one. We are convinced that the strategy your Company is pursuing is in the best interests of all GenCorp shareholders and that Pirate’s instigation of a costly and divisive proxy contest is inconsistent with shareholders’ interests. To protect your investment, we urge you to sign, date and return the enclosed WHITE proxy card today.
YOUR BOARD HAS A PROVEN TRACK RECORD OF ENHANCING
SHAREHOLDER VALUE
     GenCorp’s strategy has focused on enhancing shareholder value by:
•	Positioning Aerojet, our aerospace and defense business, as a mission-critical supplier of propulsion products. Going forward, Aerojet is in a strong competitive position to participate in high priority defense programs and NASA’s Space Exploration Initiative for both manned and unmanned missions. Aerojet’s 2005 revenues have more than doubled since 2002. Aerojet’s solid existing business base will generate predictable future profits and positive cash flow to support the ongoing environmental remediation of our Sacramento land;
•	Unlocking the value of the Company’s substantial real estate assets in the metropolitan Sacramento market, including the remediation and release of environmental restrictions on our property and the ongoing and complex entitlement process with respect to approximately ten square miles of real estate holdings;

•	Resolving legacy liabilities, including final disposition of over 1,600 toxic tort cases at a net cost of $2 million and settling a retirement medical benefits case covering more than 1,700 retirees; and

•	Divesting non-core businesses.
     In addition, as announced on January 17, 2006, we are exploring a possible joint venture with one or more residential builders regarding our 2,700 acre planned Rio Del Oro development, with anticipated entitlement in the next 12 to 15 months.
     As a result of these efforts, GenCorp is a stronger company with less risk and uncertainty from legacy liabilities. We are now focused on just two business segments, aerospace/defense and real estate, both of which we believe are poised for continued success. While there is still work left to do, we have made solid progress, as evidenced by the fact that GenCorp’s stock price has more than tripled over the last three years.
GENCORP’S BOARD IS EXPERIENCED AND INDEPENDENT
     Your Board is comprised of seasoned executives, who are respected, proven business leaders with extensive and relevant experience unmatched by Pirate’s candidates. As executives of their own firms and as independent directors of GenCorp, the members of your Board have a proven record of success. We believe the Board’s nominees possess critical industry and business experience:
•	Frank Balotti is a nationally recognized expert in corporate governance and shareholder rights issues;

•	General Cooper is an experienced military and business leader with significant defense industry knowledge; and

•	Steve Rothmeier is an expert in the aerospace and defense business, having previously served as CEO of Northwest Airlines and as the non-executive chairman of ATK, a major manufacturer of solid rocket propulsion systems.

In sharp contrast, Pirate’s nominees have no indicated experience in the management of public companies; no indicated experience serving on public company’s boards and no apparent expertise in corporate governance matters. One of them, Mr. Lorber, a Pirate Capital employee, is 27 years old.
YOUR BOARD HAS DEMONSTRATED ITS UNWAVERING COMMITMENT TOSTRONG CORPORATE GOVERNANCE
     We are committed to good corporate governance and shareholder representation:
•	We appointed as lead director James J. Didion, who previously served as CEO and Chairman of CB Richard Ellis Group, Inc., a publicly traded FORTUNE 1000 commercial real estate firm, and who is currently an independent real estate investor and consultant;

•	We elected Timothy A. Wicks, a veteran business leader with extensive background in financial services, manufacturing and health care, as a Board and audit committee member;

•	We elected Frank Balotti, one of the country’s foremost experts on, and proponents of, corporate governance, to the Board;

•	We granted Board observer rights to shareholder Steel Partners;

•	We tied senior management compensation to the success of the business; and

•	We committed that, if a majority of our outstanding shares vote in favor of the non-binding proposal to declassify the Board at this year’s Annual Meeting, we will propose a binding resolution at next year’s annual meeting for the same purpose.
YOUR VOTE IS IMPORTANT—PROTECT YOUR INVESTMENT
SUPPORT YOUR BOARD’S NOMINEES
     We believe your Board’s nominees are crucial to the continued execution of GenCorp’s strategy. We are confident that your Board of Directors and management have the knowledge and expertise to help GenCorp realize its full potential. We urge you to sign, date and return the enclosed WHITE proxy card today.
     On behalf of your Board of Directors, thank you for your continued support.
/ s / Terry Hall
Terry Hall
Chairman

About GenCorp
GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate business segment that includes activities related to the development, sale and leasing of the Company’s real estate assets. Additional information about the Company can be obtained by visiting the Company’s web site at http://www.GenCorp.com
Additional Information
This communication is not a solicitation of a proxy of any security holder of GenCorp Inc., nor does this communication constitute an offer to sell or the solicitation of an offer to buy any securities. On March 14, 2006, the Company filed with the SEC a definitive proxy statement on Schedule 14A and on March 16, 2006, Pirate Capital LLC and certain of its affiliates filed with the SEC a definitive proxy statement. Shareholders are strongly advised to read these materials because they contain important information. Shareholders and investors can obtain these proxy statements, any amendments and supplements to the proxy statements and other documents filed with the SEC by the Company and Pirate Capital LLC and such affiliates at http://www.sec.gov. Copies of the Company’s proxy statement and any amendments or supplements to the proxy statement are also available for free at the Company’s web site at http://www.GenCorp.com or by writing the Company at GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 Attention: Secretary. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of the Company’s shareholders is available in the Company’s proxy statement.
Forward-Looking Statements
This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company’s management are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company’s management that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company’s forward-looking statements. Some important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

•	cancellation or material modification of one or more significant contracts, such as the recent renegotiation of our Atlas V contract;

•	future reductions or changes in U.S. government spending;

•	failure to comply with regulations applicable to contracts with the U.S. government;

•	product failures, schedule delays or other problems with existing or new products and systems or cost-overruns on the Company’s fixed-price contracts;

•	significant competition and the Company’s inability to adapt to rapid technological changes;

•	the release or explosion of dangerous materials used in the Company’s businesses;

•	disruptions in the supply of key raw materials and difficulties in the supplier qualification process, as well as increases in the prices of raw materials;

•	reduction in airbag propellant volume;

•	a strike or other work stoppage or the Company’s inability to renew collective bargaining agreements on favorable terms;

•	the loss of key employees and shortage of available skilled employees to achieve anticipated growth;

•	environmental claims related to the Company’s current and former businesses and operations;

•	the possibility that the environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;

•	changes in economic and other conditions in the Sacramento County, California, real estate market or changes in interest rates affecting real estate values in that market;

•	the Company’s limited experience in real estate activities and the ability to execute its real estate business plan, including the Company’s ability to obtain all necessary zoning, land use and environmental approvals;

•	the cost of servicing the Company’s debt and compliance with financial and other covenants;

•	effects of changes in discount rates and returns on plan assets of defined benefit pension plans could require the Company to increase its shareholders’ deficit;

•	fluctuations in sales levels causing the Company’s quarterly operating results to fluctuate;

•	additional costs related to the Company’s recent divestitures;

•	costs and time commitment related to acquisition activities;

•	inability to effectively and efficiently implement the necessary initiatives to eliminate the material weakness we expect to report in our internal controls over financial reporting; and

•	those risks detailed from time to time in the Company’s reports filed with the SEC.
This list of factors that may affect future performance and the accuracy of forward-looking statements are illustrative, but by no means exhaustive. These and other factors are described in more detail in the Company’s Annual Report on Form 10-K for the year ended November 30, 2005 and in the Company’s subsequent filings with the SEC. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All such risk factors are difficult to predict, contain material uncertainties that may affect actual results and may be beyond the Company’s control. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
Contact information:
Investors: Yasmin Seyal, senior vice president and chief financial officer 916.351.8585
Media: Linda Cutler, vice president, corporate communications 916.351.8650
####